POWER OF ATTORNEY

I, the undersigned Trustee of Aristotle Funds Series Trust (the “Trust”) and any series thereof (each, a “Fund”), hereby severally constitute and appoint each of Richard Schweitzer, Joseph Lallande, Joshua B. Schwab, Kim M. St. Hilaire, Thomas Fuccillo, and each of them singly, with full powers of substitution and resubstitution, my true and lawful attorney, with full power to him of her to sign for me, and in my name and in the capacity indicated below with respect to the Trust, any Registration Statement of any Fund or Funds on Form N-1A, or Form N-14, all Pre-Effective Amendments to any such Registration Statement, all subsequent Post-Effective Amendments to such Registration Statement, any and all supplements or other instruments in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, the securities regulators of the appropriate states and territories and any other regulatory authority having jurisdiction over the issuance of rights and the offer and sale of shares of beneficial interest of the Fund(s), any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed pursuant to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended (the “1940 Act”), the Investment Advisers Act of 1940, as amended, the Commodities Exchange Act, as amended, the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act), and the rules thereunder, the National Futures Association (“NFA”), the Financial Industry Regulatory Authority (“FINRA”), and/or any other self-regulatory organization (each, an “SRO”) to whose authority a Fund may be subject, and any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed to comply with the statutes, rules, regulations or law of any state or jurisdiction, including those required to qualify to do business in any such state or jurisdiction (collectively, the “Securities and Commodities Laws”), and to file the same, with all exhibits thereto, and other agreements, documents and other instruments in connection therewith, with the appropriate regulatory body including, but not limited to, the Securities and Exchange Commission, the Commodity Futures Trading Commission, the NFA, FINRA, and any SRO, and/or the securities regulators or other agency or regulatory body of the appropriate states and territories, and generally to do all such things in my name and on my behalf in connection therewith as such attorney deems necessary or appropriate to comply with the Securities and Commodities Laws and all related requirements, granting unto such attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that such attorney lawfully could do or cause to be done by virtue hereof.

Name	Capacity	Date

/s/ Richard Schweitzer	Trustee	December 19, 2022
Richard Schweitzer

/s/ Joshua B. Schwab	Treasurer, Principal Accounting Officer and Principal Financial Officer	December 19, 2022
Joshua B. Schwab

/s/ Joseph Chi	Trustee	December 19, 2022
Joseph Chi

/s/ Wendy Greuel	Trustee	December 20, 2022
Wendy Greuel

/s/ Warren A. Henderson	Trustee	December 20, 2022
Warren A. Henderson

/s/ Dennis R. Sugino	Trustee	December 20, 2022
Dennis R. Sugino